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                                   Exhibit 21

                           SUBSIDIARIES OF REGISTRANT



Name of Subsidiary                                                                State of Incorporation
------------------                                                                ----------------------
Krause's Custom Crafted Furniture Corp.                                                  California
(business operated under the names

 "Krause's Custom Crafted Furniture Corp." , "Krause's Sofa Factory",
    "Sofa Factory",  and "Castro Convertibles")

KMC Enterprises, Inc.                                                                      Delaware
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